Exhibit 99.1

Concentra November 2017 0

This presentation may contain forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in Select Medical Holdings’ filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. 1 Forward-looking Statements

2 Closing • Currently expected to close Q1 2018 Leverage • Pro forma for the transaction, senior secured, total leverage and net leverage will be 4.5x, 5.4x and 5.1x, respectively, based on LTM 09/30/17 Adjusted EBITDA of $263.0 million for the combined company including synergies Synergy value creation • The transaction will result in significant synergy opportunities - Full run-rate cost synergies of $38 million are expected Pro forma ownership • At closing, SEM will maintain its 50.1% voting ownership, Dignity Health will own approximately 20% of the pro forma entity, with the existing minority shareholders, including WCAS/Cressey, owning the balance - Dignity Health will receive a $515 million cash payment, a portion of which will go towards repaying outstanding debt - WCAS/Cressey and other existing minority shareholders will receive a cash payment equal to $238 million plus their pro rata share of any excess cash at Concentra Financing • The acquisition will occur at the Concentra level - Debt financing will be non-recourse to all owners of Concentra including Select Medical (“SEM”), WCAS/Cressey and Dignity • The transaction is expected to be financed through $795.0 million of Senior Credit Facilities - $555.0 million add on to the existing First Lien Concentra Term Loan B due 2022 - New $240.0 million Second Lien Concentra Term Loan due 2023 Purchase price • On October 23, 2017 Select Medical (“SEM”) announced that Concentra Inc. (“Concentra”) had entered into an agreement to purchase U.S. HealthWorks (“USHW”) for $753 million, which represents a 11.3x multiple, based on LTM 06/30/17 Adjusted EBITDA of $66.6 million, excluding synergies, fees and expenses - USHW is a leading provider of occupational health, urgent care, and physical services in the U.S. and is currently a wholly owned, for profit subsidiary of Dignity Health (“Dignity”) Transaction Overview

Sources ($mm) Uses ($mm) Dignity Equity Contribution Concentra First Lien Term Loan B Add-On Concentra Second Lien Term Loan due 2023 Cash from Balance Sheet $238 $555 $240 $23 Purchase Price Cash to Existing Minority Shareholders & Management Transaction Fees and Expenses $753 $277 $26 Pro Forma Capitalization - 09/30/2017 ($mm) Amount xEBITDA1 % Total Cap Cash & Cash Equivalents $73 $50mm Revolving Credit Facility due 2020 $0 Existing First Lien Term Loan B due 2022 $619 2.4x 23.7% Existing Other Debt $8 0.0x 0.3% Concentra Equity $1,190 4.5x 45.6% 1 Includes LTM 09/30/17 adjusted EBITDA of $68.6mm for USHW, LTM 09/30/17 adjusted EBITDA of $156.4mm for Concentra as well as the full benefit of $38mm in run-rate synergies – total leveragable Adjusted EBITDA of $263.0mm 3 Total Capitalization$2,6129.9x100.0% Total First Lien Debt$1,1824.5x45.2% Concentra Second Lien Term Loan due 2023$2400.9x9.2% Total Secured Debt$1,4225.4x54.4% Net Secured Debt$1,3495.1x First Lien Term Loan B Add-On$5552.1x21.3% Pro Forma Capitalization Total Uses$1,056 Total Sources$1,056 Sources and Uses Proposed Financing Structure

• At closing, SEM will maintain its 50.1% voting ownership, Dignity Health will own approximately 20% of the pro forma entity, with the existing minority shareholders, including WCAS/Cressey, owning the balance USHW will become an indirect wholly owned subsidiary of Concentra Group Holdings, LLC, as such Dignity will become an additional Member in consideration of Dignity’s exchange of rolled equity into the Company Put / Call mechanisms for Dignity and WCAS are as described below: • • • • Beginning on 2nd, 3rd and 4th anniversary of the close, both Dignity and WCAS have annual rights to put up to 33.33% of their respective Class A equity interest to SEM based primarily on an investment bank valuation If there is Qualifying SEM Change of Control, defined to be one that has not been approved by Dignity and WCAS in writing prior to the consummation thereof, both Dignity and WCAS can put 100%, but not less than all of remaining equity ownership to SEM utilizing same valuation mechanics described above Beginning after the 4th anniversary of the close, SEM has annual right to call up to 100% of remaining WCAS and Dignity equity interest to SEM based primarily on an investment bank valuation • • EBITDA for valuation is to be calculated in a manner consistent with the calculation of EBITDA used to value the Class A equity interest issued to Dignity in connection with the transaction Consideration is payable in cash, SEM common equity, or combination in SEM’s sole discretion • 4 Valuation Methodology and Consideration Call Option Put Option Put / Call Mechanics Help Manage Relationships Over Time